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                                                                     EXHIBIT 4.1

                         INFOSYS TECHNOLOGIES LIMITED
                         ----------------------------

                        1999 EMPLOYEES STOCK OPTION PLAN
                        --------------------------------


(Adopted by Resolution of the Members of the Company on the 12th day of June 1999 at the Annual General Meeting of the Company held at Hotel Taj Residency, 41/3, M.G. Road, Bangalore 560 001)


1.   Short title, extent and commencement:
     -------------------------------------

a)   This Plan may be called the "1999 Option Plan".

b) It applies only to the bonafide Employees of the Company and all Subsidiaries whether now or hereafter existing, who are in whole time employment with the Company.

c)   It shall be deemed to have come into force on the June 12, 1999.


2.   Object:
     -------

a) In pursuance to the SEBI guidelines issued on March 19, 1999 relating to Employee Stock Option Plans, this Plan has been adopted by resolution of the Board of Directors of the Company, pursuant to the enabling authority of the members of the Company in General Meeting, with the object of granting, at the discretion of the Company, to, such of the Company's Employees as are eligible and qualify under the Plan, Options to acquire equity Shares directly from the Company and to be allotted Equity Shares of the Company on Exercise of such Options.

3.   Definitions:
     ------------

     In this Plan, unless the context otherwise requires,

a) "Administrator" means the Compensation Committee established under Section 5 and which shall be administering the Plan in accordance with Section 6 hereof.

b) "Applicable Laws" means the legal requirements relating to stock Option plans, including, without limitation, the tax, securities or corporate laws of India, any stock exchange or quotation on which the Shares are listed or quoted

c)   "Board" means the Board of Directors for the time being of the Company.

d)   "Company" means INFOSYS TECHNOLOGIES LIMITED.

e) "Compensation Committee" means the Compensation committee constituted by the Board
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f)   "Director" means a member of the Board

g) "Disability" shall mean "Permanent total Disability" as defined in the Workmen's Compensation Act, 1923.

h) "Eligible Employee" means an Employee who qualifies for issue of Options under this Plan and who fulfils the minimum conditions of service and other conditions as decided in the appraisal process

     Provided that, Promoter Employees and Promoter Directors, as per the list given below are not eligible under this Plan.

          1.   Mr. N. R. Narayana Murthy
          2.   Mr. N. S. Raghavan
          3.   Mr. Nandan M. Nilekani
          4.   Mr. K. Dinesh
          5.   Mr. S. D. Shibulal
          6.   Mr. S. Gopalakrishnan.

     Further provided that any person holding 2% of the outstanding share capital of the Company's equity Shares at any time after the commencement of this Plan shall not be eligible under this Plan.

i) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

j) "Employee Compensation" means the total cost incurred by the Company towards Employee Compensation including basic salary, dearness allowance, other allowances, bonuses and commissions, and the value of all perquisites provided, but does not include the fair value of the Options granted under any Option Plan .

k) "Exercise" is the act of a written application being made by the Eligible Employee to the Company to have the Options vested in him issued as Shares upon payment of the Exercise Price. Exercise can take place as specified after Vesting.

l) "Exercise Period " means, the period after 12 months of the date of issue of Options to the Eligible Employee but within 60 months from the date of Vesting of the Options by the Company. On the expiry of the Exercise Period, any Options that have not been exercised will lapse and cease to be valid for any purpose.

m) "Exercise Price" means, such amount as may be decided by the Compensation Committee from time to time that shall be paid by an Optionee at the time of Exercise.

n) "Fair Market Value" of a share on a given date means the closing price in the stock exchange where there is highest trading volume during that date and if the Shares are not quoted on the given date then the share price on the next trading day.

o) "Option" means a stock Option granted pursuant to the Plan, comprising of a right but not an obligation granted to an Employee under the Plan to apply for and be allotted
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     Shares of the Company at the Exercise Price determined earlier, during or within the Exercise Period, subject to the requirements of Vesting.

p) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

q) "Optionee" means the holder of an outstanding Option granted pursuant to this Plan

r)   "Plan" mean this 1999 Option Plan

s) "Qualifying Date" means the 31st day of March of every year or the last day of the financial year of the Company, or such date as the Compensation Committee may decide. However, the Compensation Committee may relax the Qualifying Date condition on a case to case basis.

t) "Shares" mean, the equity Shares of the Company with a nominal par value of Rs.10/- (Rupees ten only) which have no preference in respect of dividends or in respect of amounts payable in the event of any voluntary liquidation or winding up of the Company.

u) "Subsidiary" means a Subsidiary of the Company, whether now or hereafter existing as defined under Section 4 of the Companies Act, 1956.

v) "Vesting" means the event of the Option granted under this Plan becoming effective and shall occur on the expiry of 12 months from the date of issue of the Options to the Eligible Employee or at such time after the expiry of 12 months from the date of issue of the Options, as may be determined by the Compensation Committee.

4.   Stock subject to the Plan
     -------------------------

a) Subject to the provisions of section, of the Plan the maximum aggregate number of Shares, which may be subject to Option and granted under the Plan, are 33,00,000 Shares. The Shares may be authorised but unissued, or reacquired.

b) If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares, which were subject thereto, shall become available for future grant or sale under the Plan (unless the Plan has been terminated). However, Shares that have actually been issued under the Plan upon Exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

5.   Establishment of the Compensation Committee:
     --------------------------------------------

a) The Board shall, as soon, as may be possible, after the date of coming into force of this Plan, constitute a Committee by the name of the "Compensation Committee".

b) The Compensation Committee shall consist of such number of members not exceeding seven (7), as the Board may deem fit.
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Provided that the majority of the Committee shall consist of independent
Directors of the Company.

6.    Administration of the 1999 Option Plan:
      --------------------------------------

(a) The Plan shall be administered by Compensation Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Subject to the provisions of the Plan, and subject to the approval of any relevant authorities, the Compensation Committee shall have the authority in its discretion:

i)    to determine Exercise Price;

ii) to select the Employees to whom Options may from time to time be granted hereunder;

iii) to determine the number of Shares to be covered by each such Option granted hereunder;

iv)   to determine the Vesting period and the Exercise Period.

v)    to approve forms of agreement for use under the Plan;

vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder;

vii) to prescribe, amend and rescind rules and regulations relating to the Plan; and

viii) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c) All decisions, determinations and interpretations of the Compensation Committee shall be final and binding on all Optionees.


7.    Appraisal of Eligible Employees:
      --------------------------------

a) As soon as may be possible after the Qualifying Date, the Compensation Committee shall, based on the various criteria for selection of the Eligible Employees during the year (which criteria shall be decided from time to time by the Compensation Committee for assessing the contribution of the Employees) decide on the Eligible Employees who qualify under the Plan and the number of Options of the Company that may be issued to them.


8.    Grant of Options:
      ----------------

a) The Compensation Committee may, on such dates as it shall determine, grant to such Eligible Employees as it may in its absolute discretion select, Options of the Company on the terms and conditions and for the consideration as it may decide .
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b)   The date of grant of an Option shall, for all purposes, be the date on which the Compensation Committee makes the determination granting such Option, or such other date as is determined by the Compensation Committee. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.


9.   Term of Plan and Option:
     -----------------------

a) The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless all the Options granted under the Plan are exercised or have been extinguished or unless the Plan is terminated under Section 13 of the Plan.

b) The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than five (5) years from the date of Vesting thereof.

10.  Option Exercise Price and Consideration:
     ---------------------------------------

a) The per share Exercise Price for the Shares to be issued upon Exercise of an Option shall be such price as is determined by the Administrator.

     Provided that in no case shall, the per Share Exercise Price of an Option be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, the Compensation Committee may, after getting the approval of the members in general meeting, grant Options with a per Share Exercise Price lesser than the Fair Market Value.

b) The consideration to be paid for the Shares to be issued upon Exercise of an Option, including the method of payment, shall be determined by the Compensation Committee at the time of grant. Such consideration may consist of (1) cash, (2) check, (3) promissory note (4) consideration received by the Company under a cash-less Exercise program implemented by the Company in connection with the Plan, or (5) any combination of the foregoing methods of payment.

11.  Individual Limits for Grant of Options:
     --------------------------------------

a) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than or equaling 1% of the outstanding issued share capital as on the date of grant, (excluding outstanding Options and conversions).

     Notwithstanding the foregoing, pursuant to a specific special resolution passed by the members in General Meeting, the Compensation Committee may grant to the Employee/s mentioned in such special resolution, Options to purchase Shares exceeding or equal to 1% of the of the outstanding issued share capital as on the date of the grant, (excluding outstanding Options and conversions).


12.  Exercise of Option and Rights as a Shareholder:
     -----------------------------------------------
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a)   Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Compensation Committee and set forth in the Option Agreement. Unless the Compensation Committee provides otherwise, the Vesting of Options granted hereunder shall be tolled during any unauthorised unpaid leave of absence. An Option may not be exercised for a fraction of a share.

b) An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of Exercise (in accordance with the Option Agreement) from the person entitled to Exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Compensation Committee and permitted by the Option Agreement and the Plan. Shares issued upon Exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the Exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued.


13.  Termination of Relationship as an Employee:
     ------------------------------------------

a) If an Optionee ceases to be an Employee, (whether by reason of resignation or superannuation) subject to the specific approval of the Compensation Committee in each case, such Optionee may Exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall again become available for issuance under the Plan. If, after termination, the Optionee does not Exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.


14.  Death or Disability of Optionee:
     -------------------------------

a) If an Optionee dies while an Employee, or ceases to be an Employee as a result of the Optionee's Disability, the Vesting and exercisability of the Option shall accelerate in full and the Option may be exercised within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee or Optionee's estate or by a person who acquires the right to Exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's death or Disability. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.
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15.  Adjustments Upon Changes in Capitalization, Merger or Asset Sale:
     ----------------------------------------------------------------

a)   Changes in Capitalization: Subject to any required action by the
     -------------------------
     shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares, which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to an Option.

b)   Dissolution or Liquidation: In the event of the proposed dissolution or
     --------------------------
     liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to Exercise his or her Option until 15 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

c)   Merger or Asset Sale: In the event of a merger of the Company with or into
     --------------------
     another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to Exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Shares for each Share held on the effective date of the transaction (and if the holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely equity Shares (or their equivalent) of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the Exercise of the Option, for each Share subject to the Option, to be solely equity Shares (or their equivalent) of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Share in the merger or sale of assets.


16.  Non-Transferability of Options:
     ------------------------------

a) The Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee


17.  Terms and Conditions of the Shares:
     -----------------------------------

a) All Shares allotted on Exercise of Warrants will rank pari-passu with all other equity Shares of the Company for the time being in issue (save as regards any right attached to such Shares by reference to a record date prior to the date of allotment).

18.  Amendment and Termination of the Plan:
     -------------------------------------
a) The Compensation Committee may at any time amend, alter, suspend or terminate the Plan.

     Provided that the Company obtains shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

b) No amendment, alteration, suspension or termination of the Plan shall impair the existing rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to Exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

19.  General:
     --------

a) This Plan shall not form part of any contract of employment between the Company and the Employee. The rights and obligations of any individual under the terms of his office or employment with the Company shall not be affected by his participation in this Plan or any right which he may have to participate in it and nothing in this Plan shall be construed as affording such an individual any additional rights as to compensation or damages in consequence of the termination of such office or employment for any reason.

b) This Plan shall not confirm on any person any legal or equitable rights (other than that to which he would be entitled as an ordinary member of the Company) against the Company either directly or indirectly or give rise to any cause of action in law or in equity against the Company.